UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 18, 2008
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Amendment No. 1 on Form 8-K/A is filed to amend the Current Report on Form 8-K of Rockville Financial, Inc (the “Company” or the “Registrant”) filed on November 18, 2008 (the Initial Filing), in order to correct an error in the date Mr. Lund will assume the duties of Senior Vice President, Chief Financial Officer and Treasurer of the Company and of Rockville Bank (the “Bank”).
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On November 12, 2008, John T. Lund, age 38, accepted the position of Senior Vice President, Chief Financial Officer and Treasurer of Rockville Financial, Inc. and of Rockville Bank. Mr. Lund will begin his employment with the Bank on December 8, 2008, however he will assume the duties of his position on January 1, 2009. Mr. Gregory A. White will continue in his current capacity as Senior Vice President, Chief Financial Officer and Treasurer through December 31, 2008. Mr. Lund previously served, since 1993, as a bank examiner for the Federal Deposit Insurance Corporation (“FDIC”) located in Hartford, Connecticut, and was the FDIC’s Subject Matter Expert for capital markets and funds management.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2008	ROCKVILLE FINANCIAL, INC. Registrant
	By:	/s/ Gregory A. White
Gregory A. White
Senior Vice President/ Chief Financial Officer